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                                                               Exhibit 99(a)


Contact person:
Mr. Jorge A. Junquera
Senior Executive Vice President
Telephone (787) 754-1685
Or visit our web site at http://www.popularinc.com
                         -------------------------

May 16, 2002                                                        News Release

  POPULAR, INC. TO REPURCHASE 4.3 MILLION SHARES OF ITS COMMON STOCK FROM THE
     BANCO POPULAR DE PUERTO RICO RETIREMENT PLAN IN A PRIVATE TRANSACTION

         On May 15, 2002, the Board of Directors of Popular, Inc. (NASDAQ: BPOP) authorized the repurchase of 4,300,000 shares of Popular, Inc.'s common stock from the Banco Popular de Puerto Rico Retirement Plan. Popular, Inc. and the seller have agreed that the price of the shares will be based on market prices of the common stock. The 4,300,000 shares to be repurchased represent 3.15% of Popular, Inc.'s outstanding shares of common stock. Popular, Inc. expects to complete the repurchase by May 17, 2002.

         Popular, Inc. will hold the repurchased shares as treasury stock. The shares will be available for future use, including issuance upon exercise of stock options granted under Popular, Inc.'s 2001 Stock Option Plan.